UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

8665 New Trails Drive, Suite 100, The Woodlands, TX 77381 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (281) 364-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	GTLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Chart Industries, Inc. (“Chart”) has appointed Gerry Vinci, Chart’s Chief Human Resources Officer, as the President of Chart, effective as of January 6, 2026. The Board does not intend to appoint an interim Chief Executive Officer at this time.

Mr. Vinci, age 60, was appointed as Chart’s Chief Human Resources Officer and has served in that capacity since December 5, 2016, when he joined Chart. Mr. Vinci was designated an executive officer of Chart on August 23, 2017. Prior to joining Chart, Mr. Vinci held various executive human resources-related roles at Dover Corporation (NYSE: DOV), a diversified global manufacturer, from February 2013 to November 2016, including as the Vice President, Human Resources for the Dover Engineered Systems and Dover Refrigeration and Food Equipment segments. From 1997 to 2013, Mr. Vinci served in numerous human resources-related roles and as Senior Counsel for Harsco Corporation (NYSE: HSC). Prior to that, Mr. Vinci was an attorney for Sunoco, Inc. (NYSE: SUN). Mr. Vinci earned a Bachelor of Arts degree in Economics from Villanova University in 1987 and a Juris Doctorate degree from Temple University in 1990.

In connection with Mr. Vinci’s appointment to President, the terms and conditions of his employment did not change, although he will receive an annual increase in his base salary in the ordinary course.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

By:	/s/ Herbert G. Hotchkiss
Name:	Herbert G. Hotchkiss
Title:	Vice President, General Counsel, and Secretary

Date: January 9, 2026